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                                                                   Exhibit 10(d)
                                       TXU
                           DEFERRED COMPENSATION PLAN
                                       for
                                OUTSIDE DIRECTORS

                           (Effective August 17, 2001)


                               Section 1. Purpose
                               ------------------

1.1    Purpose.  The TXU Deferred Compensation Plan for Outside Directors (the
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"Plan") was established, effective July 1, 1995, was renamed and restated
effective May 12, 2000 in connection with the corporate name change of the Company, was amended and restated effective August 18, 2000, and is hereby further amended and restated effective August 17, 2001. The primary purpose of the Plan is to provide deferred compensation to Outside Directors which is directly related to the performance of common stock of the Company. The Plan is designed as an unfunded arrangement under the provisions of the Employee Retirement Income Security Act of 1974 and of the Internal Revenue Code.


                             Section 2. Definitions
                             ----------------------

2.1    Definitions.  Whenever used hereinafter, the following terms shall have
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the meanings set forth below:

(a) "Beneficiary" means the person or persons named by the Participant as the recipient(s) of any distribution remaining to be paid to the Participant under the Plan upon the Participant's death.

(b)    "Board of Directors" means the Board of Directors of the Company.

(c) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for

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purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

(d) "Committee" means the Organization and Compensation Committee of the Board of Directors.

(e)    "Company" means TXU Corp., its successors and assigns.

(f)    "Compensation" means the annual retainer payable to Directors.

(g)    "Director" means a member of the Board of Directors of the Company.

(h) "Maturity Period" means the period over which compensation deferrals and Matching Awards are deferred as elected by a Participant in accordance with the provisions of this Plan.

(i) "Outside Director" means a Director who is not a current or former officer or employee of the Company or any of its subsidiaries.

(j) "Participant" means an Outside Director who elects to participate in the Plan and whose account(s) has not been completely distributed.

(k) "Performance Unit" means a measure of participation under the Plan having a value equal to the value of a share of Stock, as determined by the value of such Stock in the Trust.

(l) "Plan Administrator" means the person appointed to assist the Committee in carrying out the operations of the Plan.

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(m)    "Plan Year" means the twelve-month period beginning July 1 and ending
June 30.

(n) "Retirement" means the first day of the month following the later of (i) attaining age sixty-five or (ii) termination of service on the Board for any reason other than death or disability.

(o)    "Stock" means common stock of the Company.

(p) "Trust" means the irrevocable grantor trust established by the Company to purchase, hold, and sell shares of Stock so as to establish the number and value of Performance Units allocable to Participants' accounts and from which benefits under the Plan will be paid.


                 Section 3. Deferral Participation and Election
                 ----------------------------------------------

3.1    Participation.  Each Outside Director may elect to defer a percentage of
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Compensation (in 25 percent increments up to 100 percent) by filing with the
Plan Administrator, prior to the applicable Plan Year, an irrevocable written election to defer such amount and to elect the Maturity Period for such deferral. A Participant may, subject to, and in accordance with, procedures and guidelines approved from time to time by the Plan Administrator, modify the Maturity Period relating to any such deferral provided that: (i) any such modification must be made at least twelve (12) months prior to: (a) the date that the deferrals would otherwise mature, in the case of a requested extension of the Maturity Period, or (b) the desired maturity date, in the case of a requested reduction of the Maturity Period; and (ii) the Maturity Period must continue to be within the limits provided for in Section 4.2 hereof.

3.2    Compensation Reductions.  Compensation deferred under the Plan will be
       -----------------------
ratably deducted in each quarter of the Plan Year.


                        Section 4. Company Matching Award
                        ---------------------------------

4.1    Matching Award.  A Matching Award shall be credited to each Participant's
       --------------
account by the Company in an amount equal to 100 percent of the amount deferred by the Participant. Such Matching Award shall be deemed to occur on the first day of the Plan Year.

4.2    Maturity Period.  Compensation deferrals and Matching Awards shall have a
       ---------------
Maturity Period of not fewer than three nor more than ten years as indicated in the written election. The Maturity Period shall begin on the first day of the Plan Year in which the Compensation deferral and Matching Award is made.


                         Section 5. Participant Accounts
                         -------------------------------

5.1    Separate Accounts.  The Plan Administrator shall establish and maintain
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an individual account for Compensation deferrals elected by each Participant and the Matching Awards for each Plan Year. The account shall be credited as of the first day of the Plan Year with the amount of Compensation to be deferred during the Plan Year and the related Matching Award.

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5.2    Performance Units.  Any and all amounts credited to a Participant's
       -----------------
account shall be converted into Performance Units as of the applicable date. After notification of the number of shares acquired by the Trust with the aggregate credits to Participants, as provided in Subsection 6.2, the Plan Administrator will allocate an equal number of Performance Units, including fractional units, to individual accounts based on the percentage relationship of each Participant's credits to the total of such credits for all Participants.

5.3    Dividend Equivalent Credits.  Additional Performance Units shall be
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credited to a Participant's account as Dividend Equivalent Credits. Such amount shall be determined by multiplying the Performance Units recorded in a Participant's account by the amount of any regular or special cash dividend declared on each share of the Stock and dividing the product by the amount paid by the Trust for a share of Stock with the dividend amounts.

5.4    Date of Credit.  Dividend Equivalent Credits shall be credited to a
       --------------
Participant's account as of the same date as the cash dividend on the Stock is paid to shareholders.

5.5    Unsecured Interest.  All Performance Units credited to the account of
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each Participant shall be for record purposes only. No Participant or
Beneficiary shall have any security interest whatsoever in any assets of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any issued Stock or common stock to be issued.


                        Section 6. Investment and Funding
                        ---------------------------------

6.1    Grantor Trust.  The benefits to be derived by Participants in the Plan
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will be funded through the Trust; provided, however, that any Stock, cash, or other property held by the Trust that was contributed by the Company shall at all times be subject to the claims of general creditors of the Company.

6.2    Funding of Trust.  Upon determination of the total credits to
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Participants' accounts for a Plan Year, the Company shall promptly provide the
Trust with resources in the aggregate of such amounts. The Trustee will invest such aggregate amounts in shares of the Stock and promptly notify the Plan Administrator of the number of shares so acquired. The Trustee will use any cash dividends received on Stock held in the Trust to buy additional shares of Stock and promptly notify the Plan Administrator of the number of shares so acquired.

6.3    Distributions from Trust.  The Trustee, upon notification from the Plan
       ------------------------
Administrator, will make the distributions of matured benefits to Participants or their Beneficiaries as provided in the Plan. If Trust assets are insufficient to pay the amount of a matured benefit, the Company will pay such deficiency directly to the Participant or Beneficiary. Any assets held in the Trust which the Trustee determines to be in excess of those required to pay the benefits when due to Participants may be returned to the Company.

6.4    Voting of Stock Held in Trust.  Stock held in the Trust shall be voted by
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the Trustee in its discretion.

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                    Section 7. Distribution of Account Values
                    -----------------------------------------

7.1  Value of a Participant's Account. The value of a Participant's account will
     --------------------------------
equal the net proceeds received by the Trust from the sale of shares equal in number to the number of Performance Units representing the Participant's deferred amount and Matching Award applicable to the designated Maturity Period, together with all Dividend Equivalent Credits earned thereon.

7.2  Form and Timing of Distribution. The value of a Participant's account at
     -------------------------------
maturity shall be determined as provided in Subsection 7.1. The value of the Participant's account at maturity shall be paid in cash. Payment shall be made as soon as practicable, but in event later than thirty (30) days, following maturity of the Participant's account. No interest shall accrue or be paid from date of maturity to date of payment on such amounts.

                        Section 8. Termination of Service
                        ---------------------------------

8.1  Termination of Service Due to Death or Disability. In the event a
     -------------------------------------------------
Participant's service is terminated by reason of death or disability, all amounts credited to the account shall mature upon such termination. The Participant or the Participant's Beneficiary shall then receive, as soon as practicable after the date of such termination, a distribution of the Participant's account based on the value of the account as provided in Subsection 7.1.

8.2  Termination of Service Prior to the End of the Plan Year. In the event a
     --------------------------------------------------------
Participant's service is terminated for any reason prior to the end of the Plan Year, the deferred amount, Matching Award, and Dividend Equivalent Credits for such Plan Year will be recomputed as of the date of termination. The value of the recomputed account shall be an amount equal to the product of the value of the Performance Units at the date of termination credited to the Participant's account multiplied by a fraction, the numerator of which is the actual Compensation reduction for the portion of the Plan Year preceding termination, and the denominator of which is the Compensation reduction elected for the entire Plan Year.

                          Section 9. Nontransferability
                          -----------------------------

9.1  Nontransferability. In no event shall the Company make any distribution or
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payment under this Plan to any assignee or creditor of a Participant or a
Beneficiary. Prior to the time of a distribution or payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

                    Section 10. Designation of Beneficiaries
                    ----------------------------------------

10.1 Specified Beneficiary. A Participant shall designate a Beneficiary or
     ---------------------
Beneficiaries who, upon the Participant's death, are to receive the amounts which otherwise would have been paid to the Participant. All Beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may, from time to time during the Participant's lifetime, change

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the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Plan Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

10.2 Estate as Beneficiary. If a Participant designates a Beneficiary without
     ---------------------
providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries, or if for any reason such designation shall be ineffective, in whole or in part, as determined solely in the discretion of the Plan Administrator, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate and in such event the term "Beneficiary" shall include the Participant's estate.

                       Section 11. Rights of Participants
                       ----------------------------------

11.1 Board Membership. All Participants understand that they are elected by the
     ----------------
shareholders; therefore, nothing in the Plan shall interfere with or limit in any way the manner in which a Director is elected and serves in such capacity nor confer upon a Participant any additional right to continue to serve as a Director.

                           Section 12. Administration
                           --------------------------

12.1 Administration. The Committee, in accordance with administrative
     --------------
guidelines, shall be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan or to delegate such duties to the Plan Administrator. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

12.2 Annual Reports. The Plan Administrator shall render annually a written
     --------------
report to each Participant which shall set forth, at a minimum, the Participant's account balances as of the end of the most recent Plan Year.

12.3 Costs. Participants shall bear costs equal to the costs incurred by the
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Trust related to the purchase and sale of Stock by the Trust. The Company hall pay all other costs of the Plan and the Trust.

                Section 13. Amendment or Termination of the Plan
                ------------------------------------------------

13.1 Amendment or Termination of the Plan. The Board of Directors may amend,
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terminate, or suspend the Plan at any time. Any such amendment, termination, or suspension of the Plan shall

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be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's account as of the effective date thereof. Upon Plan termination, Subsection 8.2 shall apply as if the Plan termination date were the termination of service date.

                          Section 14. Change in Control
                          -----------------------------

14.1 Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control: (a) the provisions set forth in Section 8.2 relating to the recomputation of a Participant's account shall no longer apply such that, upon distribution of a Participant's account, such Participant shall be entitled to the full value of all Performance Units being distributed without forfeiture or recomputation of any kind; (b) all amounts that would mature within twelve (12) months of such Change in Control shall be deemed to have matured and be paid in full promptly, and in any event within thirty (30) days, following such Change in Control; and (c) with respect to all amounts that would mature more than twelve (12) months following such Change in Control, Participants shallbe entitled to elect, as of the date of such Change in Control, to have such amounts mature and be paid on the first anniversary of such Change in Control or as of the date they would otherwise mature under the terms of the Plan.

                         Section 15. Requirements of Law
                         -------------------------------

15.1 Governing Law. The Plan, and all agreements hereunder, shall be construed
     -------------
in accordance with and governed by the laws of the State of Texas.

                          Section 16. Withholding Taxes
                          -----------------------------

16.1 Withholding Taxes. The Company shall have the right to deduct from all cash
     -----------------
payments under the Plan or from a Participant's compensation an amount necessary to satisfy any Federal, state, or local withholding tax requirements.

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             EXECUTED effective as of the 17/th/ day of August, 2001.

                                    TXU CORP.


              By: /s/ Peter B. Tinkham
                  --------------------------------------------
                               Peter B. Tinkham,
                        Secretary and Assistant Treasurer

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